SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated effective as of April 30, 2023, between **TEXAS G&S INVESTMENTS, INC.**, a Texas corporation ("TGSI"); **GUILLERMO SOLIS, JR., an individual** ("SOLIS"); and **FRONTERA GROUP, INC.**, a Nevada corporation and/or Assigns ("Purchaser").

WHEREAS, SOLIS owns 750 shares of common stock or 75% of the total issued and outstanding shares of common stock of TGSI; and

WHEREAS, subject to the terms and conditions set forth in this Agreement SOLIS desires to sell to Purchaser, and Purchaser desires to purchase from SOLIS 249 or 24.9% of the total issued and outstanding shares of common stock of TGSI as more fully described in this Agreement; and

WHEREAS, TGSI joins in this agreement to acknowledge and consent to the transactions contemplated by this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, SOLIS, TGSI, and Purchaser agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings set forth in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

"Board of Directors - TGSI" means the board of directors of TGSI.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means April 30, 2023 or the day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser's obligation to pay the Purchase

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Price; and (ii) SOLIS's obligations to deliver the Securities, in each case, have been satisfied or waived.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchase Price" means $25,000,000.00.

"Securities" means the Stock.

"Stock" means 249 shares of common stock of TGSI, $1.00 par value, representing 24.9% of the total issued and outstanding shares of common stock of TGSI, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Stock Equivalents" means any securities of TGSI which would entitle the holder thereof to acquire at any time Stock, including, without limitation, any debt, (excluding preferred stock), right, option, warrant or other instrument that is at any time convertible into, or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Stock.

"Subscription Amount" means the Purchase Price.

"Transaction Documents" means this Agreement, all exhibits, and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means the Secretary of TGSI, who is deemed the current transfer agent of Company, and any successor transfer agent of TGSI.

"Unregistered Securities" shall mean the Stock.

1.2 General Interpretive Principles.

(a) The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction, or effect hereof.

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(b) Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

(c) For purposes of this Agreement, the words, "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

(d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto or on such date as mutually agreed, but no later than April 30, 2023, SOLIS agrees to sell, and the Purchaser agrees to purchase 249 shares or 24.9% of the issued and outstanding shares of common stock of TGSI at a purchase price of $25,000,000.00 payable as follows:

(a) Purchase Price. TWENTY-FIVE MILLION AND NO/100s DOLLARS ($25,000,000.00) by execution and delivery to Seller and the prompt payments thereon of Purchaser's promissory note in the original principal amount of $25,000,000.00 payable to the order of Seller dated as of the Closing Date and containing payment terms substantially in the form of Exhibit A attached hereto and made a part hereof (the "**Note**"), which Note shall be delivered and executed by Purchaser on the Closing Date.

(b) Pledge Agreement. To secure the payment and performance of the Purchase Price, the Note, this Agreement and all other of Purchaser's liabilities, obligations and indebtedness to Seller, on the Closing Date, Purchaser shall execute and deliver to Seller a pledge agreement dated as of the Closing Date and substantially in the form of Exhibit B attached hereto and made a part hereof (the "**Pledge Agreement**"), granting Seller a first priority security interest in the Stock.

(c) At the Closing, and subject to the terms and conditions hereof, SOLIS will transfer, assign, sell, convey, issue, and deliver the Securities to Purchaser, and the Purchaser will purchase the Securities from SOLIS. In connection with such transfer, SOLIS will deliver the Securities to be sold by it to the Purchaser or its designee (as provided in Section 2(a), below). In exchange for the transfer and issuance of the Securities, Purchaser will pay SOLIS the Purchase Price in the manner described above free and clear of any escrow agreement or other lien or restriction.

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SOLIS shall deliver to the Purchaser the certificates for the Stock, and SOLIS and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Purchaser or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, SOLIS shall deliver or cause to be delivered to Purchaser the following:

(i) this Agreement, duly executed by SOLIS;

(ii) a certificate (or assignment in lieu thereof) for 249 shares or 24.9% of the Stock registered in the name of Purchaser; and

(iii) the TGSI Consents;

(b) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to SOLIS the following:

(i) this Agreement, duly executed by Purchaser; and

(ii) the Note and Pledge Agreement;

(iii) an Irrevocable Proxy for the Stock executed by Purchaser in favor Seller; and

(iv) Evidence of authority of the person executing on behalf of Purchaser.

2.3 Closing Conditions.

(a) The obligations of SOLIS hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed;

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(iii) the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of SOLIS required to be performed at or prior to the Closing Date shall have been performed;

(ii) the delivery by SOLIS of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of SOLIS. SOLIS hereby makes the following representations and warranties to Purchaser:

(a) Organization and Standing. TGSI is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. TGSI has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted.

(b) Power. SOLIS has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

(c) Authorization. The execution, delivery, and performance of the Transaction Documents by SOLIS has been duly authorized by all requisite action on the part of SOLIS and the TGSI officers, directors and stockholders, and this Agreement constitutes, and the other Transaction Documents will constitute, legal, valid, and binding obligations of SOLIS enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the "Enforceability Exceptions").

(d) Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Securities to be sold by SOLIS under this Agreement, the performance by SOLIS of its obligations under the Transaction Documents and/or the consummation of the transactions contemplated thereby will not (i) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (A) any bond, debenture, note or other evidence of indebtedness, or under any lease,

license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which SOLIS or any subsidiary is a party or by which it or its properties may be bound or affected, (B) any Restated Certificate of Formation, as amended and as in effect on the date hereof (the "Certificate of Formation"), and TGSI Shareholders Agreement, as amended and as in effect on the date hereof (the "Shareholders Agreement"), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (C) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body.

(e) The Stock. The Stock will be duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof.

(f) Capitalization. As of the date hereof, to the best of SOLIS's knowledge, the authorized capital of TGSI consists of 100,000 shares, $1.00 par value, 1,000 of which are issued and outstanding as of the date hereof. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of TGSI issued and outstanding as of the date hereof, or contracts, commitments, understandings, or arrangements by which TGSI or any of its subsidiaries or Affiliates is or may be obligated to issue stock, or securities or rights convertible or exchangeable for Stock, have been disclosed to Purchaser (including the issuance of preferred stock to Seller), if any. Taking into account all rights and agreements described in the immediately preceding sentence and any applicable anti-dilution provisions in any such agreement, immediately after the Closing and after giving effect to the consummation of this offering of the Securities and the amendment to TGSI's certificate of formation, there will be 100,000 shares of common stock authorized of which 1,000 shares will be issued and outstanding.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to SOLIS as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will

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constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Purchaser is acquiring the Unregistered Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Unregistered Securities. Purchaser is acquiring the Unregistered Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time Purchaser was offered the Unregistered Securities, it was, and as of the date hereof it is, an "accredited investor".

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to evaluate the merits and risks of the prospective investment in the Unregistered Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Unregistered Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of SOLIS concerning the terms and conditions of the offering of the Unregistered Securities and the merits and risks of investing in the Unregistered Securities; (ii) access to information about TGSI and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that SOLIS and TGSI possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser acknowledges and agrees that no Placement Agent nor any Affiliate of a Placement Agent has provided Purchaser with any information or advice with respect to the Unregistered Securities nor is such information or advice necessary or desired. In connection with the issuance of the Unregistered Securities to Purchaser, no Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to Purchaser.

(f) Certain Transactions and Confidentiality. Other than to other Persons party to this Agreement or to such Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Purchaser has maintained the confidentiality of all disclosures made

to it in connection with this transaction (including the existence and terms of this transaction), in accordance with the terms of a Mutual Nondisclosure Agreement (the "NDA").

(g) General Solicitation. Purchaser is not purchasing the Unregistered Securities because of any advertisement, article, notice or other communication regarding the Unregistered Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Purchaser's knowledge, any other general solicitation or general advertisement. Purchaser represents to SOLIS that it believes the transactions contemplated by this Agreement are exempt from any applicable securities laws, rules, or regulations, and that Purchaser is an accredited investor.

SOLIS acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect Purchaser's right to rely on SOLIS's representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Reserved.

4.2 Publicity. SOLIS and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither SOLIS nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of SOLIS, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of SOLIS, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, SOLIS shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with any regulatory agency without the prior written consent of Purchaser.

4.3 Approvals.

(a) Shareholder Consent. SOLIS shall obtain the written consent of the holders of 100% of the Stock of TGSI currently issued and outstanding. The form of such Consent shall be mutually agreed.

(b) Board of Director Consents. SOLIS shall obtain the written consent of the Board of Directors of TGSI and Purchaser shall obtain the majority of the Board of Directors of Purchaser to the transactions contemplated by this Agreement with

Purchaser. The form of such consents shall be mutually agreed. From the date of this Agreement until the Purchase Price has been paid, SOLIS shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except TGSI may cause TGSI to exchange indebtedness owed by TGSI to Solis for Preferred Stock upon such terms and conditions as determined by Solis in his sole discretion.

(b) Unless Purchaser consents, SOLIS shall not make any issuance whatsoever of Common Stock or Common Stock Equivalents. Purchaser shall be entitled to obtain injunctive relief against SOLIS to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. SOLIS shall pay all Transfer Agent fees registration fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, by or among any of the parties hereto with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (McAllen, Texas time), (b) the next day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto later than 5:30 p.m. (Dallas Texas time) on any day (c) the second (2 nd) day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by SOLIS, and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any

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default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. SOLIS may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the "Purchaser."

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.7.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of McAllen, Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of McAllen, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall

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commence an Action or Proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, SOLIS shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to SOLIS of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and SOLIS will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16 **WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.**

(Signatures of the parties on the following pages)

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[SELLER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, SOLIS and TGSI have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLIS:

GUILLERMO SOLIS, JR.

TGSI CONSENTS TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT:

TEXAS G&S INVESTMENTS, INC.,
A Texas corporation

By: ______________________
Name: Guillermo Solis, Jr.
Title: President

Address for Notice to TGSI and SOLIS:

4403 W. Military Hwy, Suite 703
McAllen, Texas 78503

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

FRONTERA GROUP, INC.,
A Nevada Corporation
And/Or Assigns

K.BRYCE TOUSSAINT

By: ______________________________
Name: K. Bryce Toussaint
Title: CEO and President

Address for Notice to Purchaser:

701 S. Carson Street, Suite 200
Carson City, NV 89701